                                                                    EXHIBIT 99.1

                                  [Proxy Card]

                     PLAINS EXPLORATION & PRODUCTION COMPANY

             PROXY FOR ANNUAL MEETING OF STOCKHOLDERS -- JUNE 3, 2003

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
           PLAINS EXPLORATION & PRODUCTION COMPANY BOARD OF DIRECTORS

     The undersigned appoints James C. Flores and John T. Raymond, and each of them, as proxies with power of substitution in each, to represent the undersigned and to vote all the shares of common stock of Plains Exploration & Production Company (the "Company") that the undersigned may be entitled to vote at the Annual Meeting to be held in Houston, Texas on Tuesday, June 3, 2003 in the manner shown on this form as to the following matters and in their discretion on any other business or matters as may properly come before the meeting or any adjournment(s) or postponement(s) thereof, including an adjournment for the purpose of soliciting additional proxies.

     PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE, OR IF NO SUCH DIRECTION IS INDICATED ON THE REVERSE SIDE, IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS ON EACH PROPOSAL.

                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)


          ------------------------------------------------------------

                              FOLD AND DETACH HERE


                   PLAINS EXPLORATION & PRODUCTION COMPANY

                   PLEASE MARK YOUR VOTES AS IN THE EXAMPLE.

                                      [x]


--------------------------------------------------------------------------------
  The Company's Board of Directors recommends a vote FOR proposals 1 through 4.
--------------------------------------------------------------------------------

1. Proposal to approve the issuance of Company common stock to the stockholders of 3TEC Energy Corporation as a result of the transactions contemplated by the Agreement and Plan of Merger dated February 2, 2003, by and among the Company, its wholly-owned subsidiary PXP Gulf Coast Inc. and 3TEC Energy Corporation pursuant to which 3TEC will be merged with and into PXP Gulf Coast;

     FOR   [ ]           AGAINST   [ ]             ABSTAIN   [ ]


2.   Proposal to Approve the Company's 2002 Stock Incentive Plan;

     FOR   [ ]           AGAINST   [ ]             ABSTAIN   [ ]


3. Proposal to Approve adjustment to the Company's 2002 Stock Incentive Plan to increase the number of shares of Plains common stock reserved for issuance under the plan to 1.5 million shares if the merger occurs; and

     FOR   [ ]           AGAINST   [ ]             ABSTAIN   [ ]


4. Election of Directors to serve until their successors are duly elected and qualified or until their earlier death, resignation or removal.

     FOR the nominees             WITHHOLD AUTHORITY
      listed below              for all nominees below
          [ ]                            [ ]

Nominees:  James C. Flores                  (INSTRUCTION: to withhold authority
           Alan R. Buckwalter, III           to vote for the nominee(s),
           Jerry L. Dees                     write the nominee's name in the
           Tom H. Delimitros                 space provided below entitled
           John H. Lollar                    "Exceptions".)

Exceptions:_____________________________________________________________________

--------------------------------------------------------------------------------
            The Audit Committee of the Company's Board of Directors
                      recommends a vote "FOR" proposal 5.
--------------------------------------------------------------------------------

5. Proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2003.

     FOR   [ ]           AGAINST   [ ]             ABSTAIN   [ ]

                                     I hereby revoke any proxy or proxies
                                     previously given to represent or vote the shares of common stock of the Company that I am entitled to vote, and I ratify and confirm all actions that the proxies, their substitutes, or any of them, may lawfully take in accordance with the terms of this proxy card.


                            Dated:                                        , 2003




                                     Signature(s) of Stockholder(s)

                    Please sign this proxy as your name(s) appears above. Joint owners should both sign. If signed as attorney, executor, guardian or in some other representative capacity, or as officer of a corporation, please indicate your capacity or title.

                    Please complete, date and sign this proxy and return it promptly in the enclosed envelope, which requires no postage if mailed in the United States.